Exhibit 99.1

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Contact:	Richard A. Lechleiter

Executive Vice President

and Chief Financial Officer

(502) 596-7734

KINDRED HEALTHCARE ANNOUNCES LEASE RENEWALS

WITH VENTAS, INC. AND AGREEMENT TO ACQUIRE

SIX UNDER-PERFORMING ASSETS FOR RESALE

Kindred Renews Leases for All Facilities Scheduled to Expire in April 2010

LOUISVILLE, Ky. (April 30, 2009) – Kindred Healthcare, Inc. (“Kindred”) (NYSE:KND) today announced that it has provided Ventas, Inc. (“Ventas”) (NYSE:VTR) with notices to renew the master lease agreements for an additional five years for 87 nursing centers and 22 long-term acute care (“LTAC”) hospitals (collectively, the “Renewal Facilities”). The initial lease term for the Renewal Facilities was scheduled to expire in April 2010. In addition, Kindred has entered into definitive agreements with Ventas to purchase for resale six under-performing nursing centers currently leased from Ventas.

Facility Renewals

The Renewal Facilities contain 10,745 licensed nursing center beds and 1,754 licensed hospital beds. Kindred’s option to renew the leases on the Renewal Facilities would have expired on April 30, 2009. No additional rent or other consideration is being paid in connection with these renewals. The effectiveness of the renewals is contingent upon there being no events of default under the master lease agreements upon the renewal effective date in April 2010.

Facility Acquisitions

Kindred and Ventas also announced that they have entered into definitive agreements for Kindred to acquire the real estate related to six nursing centers currently leased from Ventas (the “Nursing Centers”) for $55.7 million. In addition, Kindred will pay a lease termination fee of $2.3 million. The current annual rents for the Nursing Centers are approximately $6 million.

The Nursing Centers, which contain 777 licensed beds, generated pretax losses of approximately $3 million for the year ended December 31, 2008 and approximately $2 million for the three months ended March 31, 2009. Upon purchase of the Nursing Centers, Kindred expects to account for the operations of the Nursing Centers and the loss on these transactions as discontinued operations.

Following the transactions with Ventas, Kindred intends to dispose of the Nursing Centers as soon as practicable. Kindred expects to generate approximately $10 million to $15 million in proceeds from the sale of the Nursing Centers and the related operations. Kindred expects to record a net loss of approximately $30 million to $35 million in the second quarter of 2009 relating to these divestitures.

The closing of the facility acquisitions is subject to the satisfaction of customary conditions to closing.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of Kindred, remarked, “We are excited to complete another mutually beneficial transaction with Ventas. In total, the Renewal Facilities represent a solid operating portfolio for our Hospital Division and Health Services Division.”

Mr. Diaz continued, “The facilities being acquired are poor performers and give us an opportunity to improve our financial results and focus management time on more productive assets. As in the past, rationalizing our operating portfolio improves our overall results and allows us to dedicate more resources to developing our cluster market strategic growth opportunities.”

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for

LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (b) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the three-year moratorium on future hospital development; (c) the effects of healthcare reform and of existing or new government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (d) failure of the Company’s facilities to meet applicable licensure and certification requirements; (e) the further consolidation of managed care organizations and other third party payors; (f) the Company’s ability to meet its rental and debt service obligations; (g) the Company’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas; (h) the condition of the financial markets, including volatility and deterioration in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio; (i) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (l) the Company’s ability to attract and retain key executives and other healthcare personnel; (m) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes; (n) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (o) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (p) the Company’s ability to successfully dispose of unprofitable facilities; (q) events or circumstances which could result in impairment of an asset or other charges; (r) changes in generally accepted accounting principles or practices; and (s) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

About Kindred Healthcare

Kindred Healthcare, Inc. is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion and approximately 53,700 employees in 40 states. At December 31, 2008, Kindred through its subsidiaries provided healthcare services in 655 locations, including 82 long-term acute care hospitals, 228 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 345 non-

affiliated facilities. Ranked first in Fortune magazine’s Most Admired Companies “Health Care: Medical Facilities” category, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.